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           [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP APPEARS HERE]


                                August 6, 1998



(213) 229-7000                                                     C 60385-00035

Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, California  90404

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), in connection with the registration of 1,000,000 shares of Common Stock, par value $0.01 per share (the Common Stock"), of the Company issuable under The MGM Savings Plan (the "Plan"). In connection therewith, we have examined, among other things, the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about August 6, 1998. We have also examined the proceedings and other actions taken by the Company in connection with the authorization of the shares of Common Stock issuable under the Plan and such other matters as we deemed necessary for purposes of rendering this opinion.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock issuable under the Plan, when issued, delivered and paid for in accordance with the Plan and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and the State of California, and to the present federal laws of the United States of America.
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Metro-Goldwyn-Mayer Inc.
August 6, 1998
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   /s/ GIBSON, DUNN & CRUTCHER LLP

                                   GIBSON, DUNN & CRUTCHER LLP

BDM/GLS/LMF